Exhibit 99.1

Integrity Applications Board Appoints Avner Gal as
Chairman Emeritus and Scientific Advisor

Ashdod, Israel, April 13, 2017 /PRNewswire/ — The Board of Directors of Integrity Applications, Inc. (OTCQB: IGAP), maker of GlucoTrack®, a noninvasive device for measuring glucose levels of people with Type 2 diabetes and pre-diabetics, announced that it has appointed Avner Gal as Chairman Emeritus. Mr. Gal co-founded Integrity Applications and served as the company’s CEO, Chairman of the Board and a director for 16 years. Mr. Gal is also joining Integrity’s Scientific Advisory Board and will continue to work with the company in a part-time consulting role.

“As a co-founder and prior CEO of Integrity, Avner has unique insight into and understanding of the company’s challenges and opportunities,” said John Graham, CEO and Chairman of Integrity. “We are pleased that he will continue to contribute his technical and scientific expertise as we move forward with realizing the commercial potential of the GlucoTrack device. We thank Avner for his many years of service and strong stewardship of the company, which set the stage for this important new phase of growth.”

About GlucoTrack®
GlucoTrack® is a non-invasive device that measures and displays an individual’s glucose level in less than a minute without requiring a finger stick to draw blood.

GlucoTrack® features a small sensor that clips to the earlobe and measures the wearer’s glucose level by taking measurements using three technologies. The measured signals are analyzed using a proprietary algorithm and displayed on a small handheld device the size of a mobile phone. The derived glucose measurement is also announced verbally, facilitating use by vision-impaired diabetes patients.

GlucoTrack® has received CE Mark and KFDA approvals for Type 2 diabetes and pre-diabetics, and is currently being commercialized in Europe, South Korea and other geographical areas.

GlucoTrack® is expected to begin clinical trials for United States FDA approval in the first half of 2017. The product is currently experimental in the United States and is limited to investigational use only.

About Integrity Applications, Inc.
Integrity Applications was founded in 2001 and is focused on the design, development and commercialization of non-invasive glucose monitoring technologies for patients with diabetes and pre-diabetics. The company has developed GlucoTrack®, a proprietary noninvasive glucose monitoring device designed to obtain glucose level measurements in less than a minute without the pain, incremental cost, difficulty or discomfort of conventional invasive finger stick devices. Integrity Applications operates primarily through its wholly-owned Israeli subsidiary, A.D. Integrity Applications, Ltd. For more information, please visit www.integrity-app.com and www.glucotrack.com.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “expect”, “plan” and “will” are intended to identify forward-looking statements. Readers are cautioned that certain important factors may affect Integrity Applications’ actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect Integrity Applications’ results include, but are not limited to, the ability of Integrity Applications to raise additional capital to finance its operations (whether through public or private equity offerings, debt financings, strategic collaborations or otherwise); risks relating to the receipt (and timing) of regulatory approvals (including FDA approval); risks relating to enrollment of patients in, and the conduct of, clinical trials; risks relating to its current and future distribution agreements; risks relating to its ability to hire and retain qualified personnel, including sales and distribution personnel; and the additional risk factors described in Integrity Applications’ filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the SEC on March 31, 2017.

Contact:
Sami Sassoun, CFO Integrity Applications
SamiS@integrity-app.com
+972 (8) 675-7878 Ext. 400